Exhibit 4.1

DuPont Fabros Technology, L.P.

as Issuer

the Guarantors party hereto

and

U.S. Bank National Association

as Trustee

Indenture

Dated as of December 16, 2009

8 1/2%

Senior Notes

Due 2017

CROSS-REFERENCE TABLE

TIA Sections			Indenture Sections
§	310	(a)	7.10
		(b)	7.08
§	311		7.03
§	312		11.02
§	313		7.06
§	314	(a)	4, 4.02
		(c)	11.04
		(e)	11.05
§	315	(a)	7.01, 7.02
		(b)	7.02, 7.05
		(c)	7.01
		(d)	7.02
		(e)	6.12, 7.02
§	316	(a)	2.05, 6.02, 6.04, 6.05
		(b)	6.06, 6.07
		(c)	11.02
§	317	(a) (1)	6.08
		(a) (2)	6.09
		(b)	2.03
§	318		11.01

i

RECITALS

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EXHIBITS
EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Temporary Offshore Global Note Legend

INDENTURE, dated as of December 16, 2009, between DuPont Fabros Technology, L.P., a Maryland limited partnership, as the Company, the Guarantors party hereto, and U.S. Bank National Association, a national banking association, as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $550,000,000 aggregate principal amount of the Company’s 8 1/2% Senior Notes Due 2017, and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the “Notes”). All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Notes. All things necessary to make the Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

The Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Accredited Investor” shall have the meaning set forth in Rule 501(a) of the Securities Act.

“Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary whether or not Incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“act” of a Holder has the meaning set forth in Section 11.02(b)(1).

“Additional Interest” means additional interest owed to the Holders pursuant to a Registration Rights Agreement.

“Additional Notes” means any Notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes except that interest will accrue on the Additional Notes from their date of issuance.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP (without taking into account Unrestricted Subsidiaries); provided that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

(1) the net income (or loss) of any Person, other than the Company or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period;

(2) the net income (or loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(3) any after-tax gains or losses attributable to Asset Sales;

(4) any after-tax gains or losses from the extinguishment of debt including gains and losses from the termination of Interest Rate Agreements;

(5) all extraordinary gains and extraordinary losses;

(6) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(7) any non-cash goodwill or intangible asset impairment charges or tangible asset impairment charges resulting from the application of Statement of Financial Accounting Standards Nos. 141, 141R, 142, or 144, as applicable; and

(8) all non-cash expenses related to stock-based compensation plans or other non-cash compensation, including stock option non-cash expenses.

“Adjusted EBITDASC” means EBITDASC, which shall be further adjusted, for the purposes of the Interest Coverage Ratio and the Leverage Ratio, for Pro Forma Lease Revenues until the Four Quarter Period ended September 30, 2010.

“Adjusted Total Assets” means, for any Person, the sum of:

(1) Total Assets for such Person as of the end of the calendar quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP; and

(2) any increase in Total Assets following the end of such quarter including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“AI Global Note” means a Global Note representing Notes subsequently resold to Accredited Investors.

“Applicable Premium” means, with respect to any Note on any redemption date the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess (if any) of (a) the present value at such redemption date of (1) the redemption price of such Note at December 15, 2013, as set forth in Section 3.01 plus (2) all required interest payments due on such Note through December 15, 2013 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points over (b) the principal amount of such Note.

“Asset Acquisition” means:

(1) an investment by the Company or its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; or

(2) an acquisition by the Company or any of its Restricted Subsidiaries from any other Person that constitutes substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by the Company or any of its Restricted Subsidiaries, other than to the Company or another Restricted Subsidiary, of:

(1) all or substantially all of the Capital Stock of any Restricted Subsidiary, or

(2) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

“Asset Period” has the meaning assigned to such term in Section 4.14.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of any assets or properties consisting of:

(1) all or any of the Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries; or

(3) any other property and assets of the Company or any of its Restricted Subsidiaries (other than Capital Stock of a Person that is not a Restricted Subsidiary) and, in each case, that is not governed by Section 5.01;

provided that “Asset Sale” shall not include:

(a)	sales or other dispositions of property or assets (including leases of real estate assets) in the ordinary course of business of the Company or such Restricted Subsidiary;

(b)	sales or other dispositions of inventory, receivables and other current assets;

(c)	sales, transfers or other dispositions of assets with a Fair Market Value, or involving net proceeds to the Company or a Restricted Subsidiary, not in excess of $10 million in any transaction or series of related transactions;

(d)	sales or other dispositions of assets for consideration at least equal to the Fair Market Value of the assets sold or disposed of, to the extent that the consideration received would satisfy the requirements for reinvestment set forth in Section 4.14;

(e)	the sale or other disposition of cash or Temporary Cash Investments;

(f)	dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business;

(g)	a Restricted Payment or Permitted Investment that is permitted by Section 4.09;

(h)	the exchange of assets, provided that (x) the Board of Directors has determined in good faith that the Fair Market Values of the exchanged assets are approximately equal and (y) at least 75% of the consideration for such exchange constitutes assets or other property of a kind useful to or usable by the Company or any of its Restricted Subsidiaries in its business as conducted prior to the date of such exchange; provided, however, that any cash consideration shall constitute Net Cash Proceeds subject to Section 4.14;

(i)	the creation and existence of a Lien not prohibited by the Indenture and the sale or transfer of assets pursuant to, or as a result of, foreclosure of any such Lien;

(j)	the sale or other disposition of damaged, worn out or other obsolete property in the ordinary course of business.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing:

(1)	the sum of the products obtained by multiplying:

(A)	the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

(B)	the amount of such principal payment; by

(2)	the sum of all such principal payments.

“bankruptcy default” has the meaning assigned to such term in Section 6.01.

“Board of Directors” means:

(1) with respect to the Company, its board of directors or, if the Company does not have a board of directors, the board of directors of its general partner;

(2) with respect to Holdings, its board of directors; and

(3) with respect to any other Person, (i) if the Person is a corporation, the board of directors of the corporation, (ii) if the Person is a partnership, the board of directors of the general partner of the partnership, (iii) if the Person is a member managed limited liability company, the Board of Directors of its managing member, and (iv) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certificate, and delivered to the Trustee.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Washington, D.C., New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means such time as:

(1) a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), other than Lammot J. du Pont, Hossein Fateh or any entities at least 75% of the Voting Stock of which is owned by Lammot J. du Pont and/or Hossein Fateh, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of Holdings or, other than by Holdings, of the Company;

(2) during any period of two consecutive years after the Issue Date, individuals who at the beginning of such period constitute the Board of Directors of Holdings or the Company (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by Holding’s shareholders was approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors on the Issue Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

(3) Holdings ceases to be the general partner of the Company.

“Code” means the Internal Revenue Code of 1986.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of common stock.

“Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Section 5.01.

“Consolidated Interest Expense” means, for any period, without duplication, the aggregate amount of interest expense, in respect of Indebtedness during such period, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP including, without limitation:

(1) capitalized interest;

(2) (i) amortization of original issue discount with respect to (x) the Notes and (y) any other Indebtedness and (ii) the interest portion of any deferred payment obligation, calculated in accordance with GAAP;

(3) all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

(4) the net costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Company or any of its Restricted Subsidiaries; and

(5) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries;

excluding (A) the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), (B) any premiums, fees and expenses (and any amortization thereof) paid in connection with the incurrence of any Indebtedness, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, (C) any non-cash interest expense arising from the application of Statement of Financial Accounting Standards No. 133 or the adoption of FASB Staff Position No. APB 14-1, including unrealized gains or losses from Interest Rate Agreements and (D) any after-tax gains or losses from the termination of Interest Rate Agreements.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at 60 Livingston Avenue, St. Paul, Minnesota 55107-2292.

“Covenant Suspension Event” has the meaning assigned to such term in Section 4.18.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1) required to be redeemed prior to the Stated Maturity of the Notes;

(2) redeemable at the option of the holder of such class or series of Capital Stock, other than Units, at any time prior to the Stated Maturity of the Notes; or

(3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes,

provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.14 and Section 4.15 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of the Notes as are required to be repurchased pursuant to Section 4.14 and Section 4.15.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“EBITDASC” means, for any period, without duplication, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1) Consolidated Interest Expense, and to the extent not reflected in Consolidated Interest Expense but otherwise deducted in calculating Adjusted Consolidated Net Income, (i) amortization of original issue discount with respect to (x) the Notes and (y) any other Indebtedness Incurred after the Issue Date and (ii) the interest portion of any deferred payment obligation, calculated in accordance with GAAP;

(2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or sales of assets);

(3) depreciation expense;

(4) amortization expense; and

(5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made),

less all non-cash items increasing Adjusted Consolidated Net Income (other than straight line rent and below market lease amortization), all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, EBITDASC (or Adjusted EBITDASC, as appropriate) shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to:

(a) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by

(b) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of the Company or Holdings, if such proceeds are contributed as equity to the Company.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.14.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction under the applicable circumstances, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“Four Quarter Period” means the then most recent four fiscal quarters prior to the applicable Transaction Date for which financial information is available.

“Funds From Operations” for any period means the consolidated net income of the Company and its Restricted Subsidiaries for such period in conformity with GAAP (without taking into account Unrestricted Subsidiaries) excluding gains or losses from debt restructurings and sales of depreciable operating property, plus depreciation of real property (including furniture and equipment) and amortization related to real property and other non-cash charges related to real property, after adjustments for unconsolidated partnerships and joint ventures.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including without limitation, as set forth in the Financial Accounting Standards Board’s “Accounting Standards Codification.” All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Global Note” means a Note in registered global form without interest coupons.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person; or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Indebtedness” has the meaning set forth in Section 4.12.

“Guarantor” means Holdings and the Subsidiary Guarantors, collectively.

“Holder” or “Noteholder” means the registered holder of any Note.

“Holdings” means DuPont Fabros Technology, Inc., and any permitted successor pursuant to Section 5.02.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

(4) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5) all Capitalized Lease Obligations;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8) to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements,

if, and to the extent, any of the preceding items (other than items (3), (6), (7) or (8)) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(a) the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP; and

(b) Indebtedness shall not include any liability for federal, state, local or other taxes.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.

“interest”, in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

(i) the aggregate amount of EBITDASC (or Adjusted EBITDASC, as appropriate) for the Four Quarter Period; to

(ii) the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation,

(1) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date, in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(4) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any of its Restricted Subsidiaries during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period; provided that to the extent that clause (3) or (4) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person that is acquired or disposed of to the extent that such financial information is available.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Interest Payment Date” means each June 15 and December 15 of each year, commencing June 15, 2010.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Company and its Restricted Subsidiaries, and residual liabilities with respect to assigned leaseholds incurred in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to another Person or any payment for property or services solely for the account or use of another Person, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2) the Fair Market Value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (3) of Section 4.11;

provided that the Fair Market Value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.09:

(a) “Investment” shall include the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(b) the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(c) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means the date on which the Original Notes are originally issued under the Indenture.

“Leverage Ratio” means, on any date, the ratio of (i) the aggregate amount of, without duplication, Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis, to (ii) the aggregate amount of EBITDASC (or Adjusted EBITDASC, as appropriate) of the Company and its Restricted Subsidiaries for the Four Quarter Period, calculated on a pro forma basis in the manner set forth in the definition of “Interest Coverage Ratio.”

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).

“Line of Credit” means one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness Incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness Incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds”:

(1) with respect to any Asset Sale, the proceeds received by the Company or any Restricted Subsidiary of such Asset Sale in the form of cash or cash equivalents and including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent the assets sold are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, without duplication, net of:

(a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

(b) provisions for all taxes actually paid or payable, as reasonably determined by the Company, as a result of such Asset Sale by the Company and its Restricted Subsidiaries, taken as a whole, including (without duplication) taxes that would have been payable as a result of such Asset Sale by the Company and its Restricted Subsidiaries if the Company and each Restricted Subsidiary in which the Company owns less than 100% of the interests were taxable as a corporation or as a real estate investment trust, as such term is defined in the Code, for federal, state and local income tax purposes, whichever is greater, and in each case without taking into account any deductions, credits or other tax attributes that are not related to such Asset Sale, and at the highest rate that would be applicable to such entity at such time;

(c) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale;

(d) amounts reserved by the Company and its Restricted Subsidiaries against any liabilities associated with such Asset Sale,

including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

(e) any payments required under Tax Protection Agreements as a result of such Asset Sale; and

(2) with respect to any issuance or sale of Capital Stock, for purposes of Section 4.09, the proceeds of such issuance or sale received by the Company or any Restricted Subsidiary in the form of cash or cash equivalents, and including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Notes” has the meaning assigned to such term in the Recitals.

“Note Guarantee” means a Guarantee of the Notes.

“Offer to Purchase” has the meaning set forth in Section 3.04

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president of the Company or Holdings and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Company or Holdings.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of the Company, dated as of October 24, 2007, by and among the partners named therein, as amended on the Issue Date.

“Payment Date” has the meaning set forth in Section 3.04.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Investments” means:

(1) an Investment in the Company or any of its Restricted Subsidiaries or a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or any of its Restricted Subsidiaries; provided that such person’s primary business is related, ancillary, incidental or complementary to the businesses of the Company or any of its Restricted Subsidiaries on the date of such Investment;

(2) Temporary Cash Investments;

(3) one or more Investments in a Permitted Joint Venture in an amount not to exceed 10% of Total Assets at any one time outstanding;

(4) Investments in Permitted Mortgage Investments in an amount not to exceed 2% of Total Assets at any time outstanding;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(6) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.14 or any disposition of assets or rights not constituting an Asset Sale by reason of the threshold contained in the definition thereof;

(7) stock, obligations or securities received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or received in satisfaction of judgment;

(8) any Investment of the Company or any of its Restricted Subsidiaries existing on the date of the Indenture, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment as in effect on the Issue Date;

(9) Guarantees of Indebtedness permitted to be Incurred by the primary obligor pursuant to Section 4.06;

(10) Investments in respect of Currency Agreements and Interest Rate Agreements; and

(11) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), that, when taken with all other Investments made pursuant to this clause (11), does not exceed 2% of Total Assets.

“Permitted Joint Venture” means a Person owned 50% or more by the Company and/or any of its Restricted Subsidiaries if (A) such Person is engaged in business related to that of the Company, Holdings or any Restricted Subsidiary and (B) the Company or its Restricted Subsidiaries has the right to appoint at least half of the Board of Directors of such Person.

“Permitted Mortgage Investment” means an investment in a secured note, mortgage, deed of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a data center or other property customarily constituting an asset of a real estate investment trust specializing in the ownership, acquisition, development and operation of wholesale data centers.

“Permitted Tax Payments” means, with respect to any year, any distributions to holders of Equity Interests of the Company and a Restricted Subsidiary in which the Company owns less than 100% of the Equity Interests equal to the amount of federal, state and local income taxes, as reasonably determined by the Company, that the Company or Restricted Subsidiary would have been required to pay with respect to such year if the Company or Restricted Subsidiary were and always had been taxable as a corporation or a real estate investment trust, as such term is defined in the Code, for federal, state and local income tax purposes, whichever is greater, and in each case calculated at the highest marginal rate that would be applicable to such entity with respect to such year.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust (including a real estate investment trust) or joint venture, or a governmental agency or political subdivision thereof or other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

“principal” of any Indebtedness means the principal amount of such Indebtedness, (or if such Indebtedness was issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness), together with, unless the context otherwise indicates, any premium then payable on such Indebtedness.

“Pro Forma Lease Revenues” means the following amounts in respect of certain leases entered into by a Restricted Subsidiary which shall be deemed to be: $32.5 million for the Four Quarter Period ended September 30, 2009, $26.5 million for the Four Quarter Period ended December 31, 2009, $17.7 million for the Four Quarter Period ended March 30, 2010 and $9.9 million for the Four Quarter Period ended June 30, 2010.

“Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the Notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Reference Period” has the meaning set forth in the definition of “Interest Coverage Ratio”.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Reinstatement Date” has the meaning set forth in Section 4.18.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.09.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the

Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Securities Act” means the Securities Act of 1933, as amended.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Company or any of its Restricted Subsidiaries.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Significant Subsidiary” means, at any determination date, any Restricted Subsidiary that, together with its Subsidiaries:

(1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries; or

(2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements thereof for such fiscal year.

“S&P” means Standard & Poor’s and its successors.

“Stated Maturity” means:

(1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Debt” means all unsecured Indebtedness of which a non-Guarantor Restricted Subsidiary is the obligor.

“Subsidiary Guarantee” means a Guarantee by each Subsidiary Guarantor for payment of the Notes by such Subsidiary Guarantor.

“Subsidiary Guarantor” means each of the Subsidiary Guarantors identified as such on the signature page to the Indenture and thereafter any other Restricted Subsidiary that executes a Subsidiary Guarantee in compliance with Section 4.12, but in each case excluding any Persons whose guarantees have been released pursuant to the terms of the Indenture.

“Suspension Period” has the meaning set forth in Section 4.18.

“Tax Protection Agreement” means that certain Tax Protection Agreement, dated as of October 24, 2007, by and among Holdings, the Company, Safari Ventures LLC, Rhino Interests LLC, Quill Ventures LLC, Lemur Ventures LLC, Meerkat Interests LLC and Grizzly Interests LLC.

“Temporary Cash Investment” means any of the following:

(1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(2) time deposits accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, or any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any state of the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;

(5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(6) money market funds at least 95% of the assets of which constitute Temporary Cash Investments of the kinds described in clauses (1) through (5) of this definition;

(7) repurchase obligations of any commercial bank organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $500.0 million, having a term of not more than 30 days, with respect to securities referred to in clause (2) of this definition; and

(8) instruments equivalent to those referred to in clauses (1) to (7) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by a Restricted Subsidiary organized in such jurisdiction.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.

“Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Total Assets” means the sum of:

(1) Undepreciated Real Estate Assets; and

(2) all other assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP (but excluding intangibles).

“Total Unencumbered Assets” as of any date means the sum of:

(1) those Undepreciated Real Estate Assets, excluding any Undepreciated Real Estate Assets of a non-Guarantor Subsidiary, not securing any portion of Secured Indebtedness; and

(2) all other assets (but excluding intangibles) of the Company and the Subsidiary Guarantors not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP but excluding any other assets (including intangibles) of a non-Guarantor Subsidiary.

“Trade Payables” means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred, with respect to any Restricted Payment, the date such Restricted Payment is to be made, and with respect to any transaction described in Article 5, the day on which such transaction is to be consummated.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2013; provided that if the period from the redemption date to such date is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of the nearest United States Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Undepreciated Real Estate Assets” means, as of any date, the gross book value of real estate assets of the Company and its Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Units” means the limited partnership units of the Company, that by their terms are redeemable at the option of the holder thereof and that, if so redeemed, at the election of Holdings are redeemable for cash or Common Stock of Holdings.

“Unrestricted Subsidiary” means

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any of its Restricted Subsidiaries (other than Capital Stock of any Subsidiaries of such Subsidiary); provided that:

(a) any Guarantee by the Company or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or its Restricted Subsidiary at the time of such designation;

(b) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.09; and

(c) if applicable, the Incurrence of Indebtedness and the Investment referred to in (a) of this proviso would be permitted under Section 4.06 and Section 4.09.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(A) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(B) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Unsecured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries that is not Secured Indebtedness.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person; provided that for purposes of this definition Safari Ventures LLC will be deemed to be Wholly Owned by both the Company and Holdings and DF Property Management LLC will be deemed to be Wholly Owned by both Safari Ventures and the Company, in each case for so long as Holdings’ proportionate interest in Safari Ventures LLC does not increase after the Issue Date.

SECTION 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company, in its sole discretion, may classify such transaction and only be required to include such transaction in one category of permitted transactions or listed exceptions.

ARTICLE 2

THE NOTES

Section 2.01. Form, Dating and Denominations; Legends. The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any higher integral multiple of $1,000.

(b) (1) Except as otherwise provided in paragraph Section 2.01(c), Section 2.09(b)(4), or Section 2.10(b)(3), (b)(5), or (c), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.

(2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend for so long as DTC is serving as the Depositary thereof.

(3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5) Initial Notes and Initial Additional Notes initially offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes. Initial Notes sold to Accredited Investors in subsequent resale may be issued in the form of an AI Global Note.

(6) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

(c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act; provided, however, that in the case of this Section 2.01(c)(1) that the Company has delivered an Opinion of Counsel to the Trustee with respect to the foregoing, or

(2) after an Initial Note or any Initial Additional Note is

(x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in the Indenture and in the Restricted

Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

Section 2.02. Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

(c) At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver

(i) Initial Notes for original issue in the aggregate principal amount not to exceed $550,000,000,

(ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, and

(iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:

(1) Receipt by the Trustee of an Officers’ Certificate specifying

(A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B) whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes,

(C) in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,

(D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes,

(E) other information the Company may determine to include or the Trustee may reasonably request; and

(F) that all conditions precedent to the issuance under the Indenture have been complied with.

(2) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.

(b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the

Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08. CUSIP and CINS Numbers. The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (a) as set forth in Section 2.09(b)(4) and (b) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(3) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (w) the Depositary notifies the Company at any time that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice, (x) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days, (y) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Certificated Notes or (z) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such register and

(y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any registration of transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one

Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to Section 2.10(c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
U.S. Global Note	AI Global Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Offshore Global Note	AI Global Note	(3)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)
Certificated Note	A.I. Global Note	(3)
A.I. Global Note	U.S. Global Note	(4)
A.I. Global Note	Offshore Global Note	(2)
A.I. Global Note	Certificated Note	(3)
A.I. Global Note	A.I. Global Note	(1)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(1) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company and Trustee may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2)(x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

ARTICLE 3

REDEMPTION; OFFER TO PURCHASE

Section 3.01. Optional Redemption. Except as described in this Section 3.01 and Section 3.02, the Company will not have the right to redeem any Notes prior to the Stated Maturity. The Notes will be redeemable at the option of the Company, in whole or in part, at any time, and from time to time, on and after December 15, 2013 at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing December 15 of the years indicated below, in each case together with accrued and unpaid interest and Additional Interest, if any, to the date of redemption:

Year	Redemption Price
2013	104.250%
2014	102.125%
2015 and thereafter	100.000%

At any time prior to December 15, 2013, the Company may redeem the Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, by paying a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The Trustee shall have no obligation to calculate either the Applicable Premium or the Treasury Rate used in the calculation of the Applicable Premium.

Section 3.02. Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to December 15, 2012, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes at a redemption price of 108.500% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the date of redemption; provided that:

(1) at least 65% of the principal amount of the Notes originally issued under the Indenture on the Issue Date remain outstanding immediately after such redemption; and

(2) the Company makes such redemption not more than 90 days after the consummation of any such Equity Offering.

Section 3.03. Method and Effect of Redemption. (a) If the Company elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 30 days before the redemption date (unless a shorter period is satisfactory to the Trustee). In the event that the Company chooses to redeem less than all of the Notes, the Officers’ Certificate must also specify a record date not less than 15 days after the date the notice of redemption is given to the Trustee, and selection of the Notes for redemption will be made by the Trustee either:

(1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or,

(2) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of a principal amount of $2,000 or less shall be redeemed in part. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures) unless such method is otherwise prohibited. Notice of redemption will be mailed by the Company, or at the Company’s request, by the Trustee in the name and expense of the Company, by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address; provided, however, that at least 45 days notice must be provided to the Trustee if the Company requests the Trustee to conduct such mailing (unless a shorter period is agreed to by the Trustee). Unless the Company defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

(b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued interest;

(3) the place or places where Notes are to be surrendered for redemption;

(4) Notes called for redemption must be so surrendered in order to collect the redemption price;

(5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

(7) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

Section 3.04. Offer to Purchase. This section sets out rules governing Offers to Purchase made pursuant to Section 4.14 and Section 4.15. “Offer to Purchase” means an offer to purchase Notes by the Company, from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (“Payment Date”);

(3) that any Note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6) that Holders will be entitled to withdraw their election if the Payment Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 and any higher integral multiple of $1,000 thereof.

On the Payment Date, in connection with an Offer to Purchase, the Company shall

•	accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

•	deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

•

promptly thereafter deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company.

The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of any Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 and any higher integral multiple of $1,000. The Company shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

ARTICLE 4

COVENANTS

Section 4.01. Payment Of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than 9:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Company agrees to pay interest on overdue principal, and overdue installments of interest at the rate per annum specified in the Notes.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Register.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the office of the Trustee located at 100 Wall Street, Suite 1600, New York, NY 10005 as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided, further that this Section does not prohibit any transaction otherwise permitted by Section 4.14 or Article 5.

Section 4.04. Payment of Taxes and other Claims. The Company will pay or discharge, and cause each of its Restricted Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Restricted Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

Section 4.05. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

Section 4.06. Limitation on Indebtedness.

(1) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness if, immediately after giving effect to the Incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of Adjusted Total Assets.

(2) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Subsidiary Debt or any Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Subsidiary Debt or Secured Indebtedness, the aggregate principal amount of all outstanding Subsidiary Debt and Secured Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

(3) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided that the Company or any Restricted Subsidiary may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Company and its Restricted Subsidiaries on a consolidated basis would be greater than 2.0 to 1.

(4) Notwithstanding paragraphs (1), (2) or (3), the Company or any of its Restricted Subsidiaries may Incur each and all of the following:

(A) Indebtedness, Incurred after the Issue Date, outstanding under any Line of Credit at any time in an aggregate principal amount not to exceed $100 million, less any amount of such Indebtedness under any Line of Credit permanently repaid as provided under Section 4.14;

(B) Indebtedness owed to:

(i)	the Company or a Guarantor evidenced by an unsubordinated promissory note; or

(ii)	any other Restricted Subsidiary, provided that if the Company or any Guarantor is an obligor, the Indebtedness is subordinated to the Notes,

provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or any other Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);

(C) Indebtedness outstanding as of the Issue Date not otherwise permitted to be Incurred under this clause (4);

(D) Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund such outstanding Indebtedness (other than Indebtedness Incurred under clause (A), (B), (E), (H), and (I) of this paragraph (4)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund Indebtedness that ranks subordinate in right of payment to, the Notes shall be permitted under this clause (D) only if:

(i)	such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes; and

(ii)	such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and

provided, further that in no event may Indebtedness of the Company or a Subsidiary Guarantor that ranks equally with or subordinate in right of payment to the Notes be refinanced by means of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (D);

(E) Indebtedness:

(i)	in respect of performance, surety or appeal bonds provided in the ordinary course of business,

(ii)	under Currency Agreements and Interest Rate Agreements; provided that such agreements (i) are designed solely to protect the Company or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and

(iii)	arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries on a consolidated basis in connection with such disposition;

(F) Indebtedness including Capital Leases, mortgage financings or purchase money obligations, Incurred after the Issue Date and no later than 180 days after the date of purchase or completion of construction for the purpose of financing all or any part of the purchase price or cost of the design, construction, installation, repair or improvement of property, plant or equipment or other fixed or capital assets, provided that the principal amount of any Indebtedness Incurred pursuant to this clause, including all refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause, may not exceed 7.5% of Total Assets in the aggregate at any time outstanding;

(G) Indebtedness of the Company to the extent the net proceeds thereof are promptly

(i)	used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control; or

(ii)	deposited to defease the Notes pursuant to Section 8.01, Section 8.02 or Section 8.03;

(H) Guarantees of the Notes and Guarantees of Indebtedness of the Company or any Guarantor by any of its Restricted Subsidiaries provided the guarantee of such Indebtedness is permitted by and made in accordance with Section 4.12; or

(I) Additional Indebtedness, Incurred after the Issue Date, of the Company and its Restricted Subsidiaries not to exceed 5% of Total Assets in the aggregate at any time outstanding.

(5) Notwithstanding any other provision of this Section 4.06, the maximum amount of Indebtedness that the Company or any of its Restricted Subsidiaries may Incur pursuant to this Section 4.06 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(6) For purposes of determining any particular amount of Indebtedness under this Section 4.06, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that the Company may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.06.

Section 4.07. Maintenance of Total Unencumbered Assets. The Company and the Subsidiary Guarantors will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Company and the Subsidiary Guarantors on a consolidated basis.

Section 4.08. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless

(1) the Company or the Restricted Subsidiary would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.06, in which case, the corresponding Indebtedness will be deemed Incurred pursuant to Section 4.06, and

(2) the Company or any of its Restricted Subsidiaries, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the Net Cash Proceeds received from such sale in accordance with Section 4.14.

Section 4.09. Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Company or any of its Restricted Subsidiaries, other than:

(A)	dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock; and

(B)	pro rata dividends or distributions on Common Stock of any Restricted Subsidiary held by minority stockholders;

(2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of Holdings, the Company or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than the Company or any of its Restricted Subsidiaries; or

(3) make any voluntary or optional principal payment, redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company or any of its Restricted Subsidiaries that is subordinated in right of payment to the Notes; or

(4) make an Investment, other than a Permitted Investment, in any Person

(such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing;

(B) the Company could not Incur at least $1.00 of Indebtedness under paragraphs (1), (2) and (3) of Section 4.06; or

(C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined as the Fair Market Value thereof in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made on or after the Issue Date shall exceed the sum of:

(1)	95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or any of its Restricted Subsidiaries to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 2010 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which financial information is available, plus

(2)	the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture of Indebtedness of the Company for cash subsequent to the Issue Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable for cash at the option of the holder, or are required to be redeemed for cash, prior to the Stated Maturity of the Notes), plus

(3)

an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”) not to exceed, in each case, the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person or Unrestricted Subsidiary, plus

(4)	the purchase price of noncash tangible assets acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock) of the Company subsequent to the Issue Date provided, that any payments of bona fide obligations of the Company or any Restricted Subsidiary shall not be deemed to be Restricted Payments solely by virtue of the fact of another Person’s co-obligations with respect thereto.

(b) Notwithstanding the foregoing, the Company and any Restricted Subsidiary may declare or pay any dividend or make any distribution to Holdings to fund a dividend or distribution by Holdings (and make any corresponding distributions to the Company’s partners other than Holdings), so long as Holdings believes in good faith that Holdings qualifies as a real estate investment trust under the Code and the declaration or payment of any dividend or the making of any distribution is necessary either to maintain Holdings’ status as a real estate investment trust under the Code for any calendar year or to enable Holdings to avoid payment of any tax for any calendar year that could be avoided by reason of a distribution by Holdings to its shareholders, with such distribution to be made as and when determined by Holdings, whether during or after the end of, the relevant calendar year, if:

(1) the aggregate principal amount of all outstanding Indebtedness of the Company on a consolidated basis in accordance with GAAP at such time is less than 65% of Adjusted Total Assets; and

(2) no Default or Event of Default shall have occurred and be continuing.

(c) The foregoing provisions shall not be violated by reason of:

(1) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with Section 4.09(a);

(2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (D) of paragraph (4) of Section 4.06;

(3) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent issuance of, shares of Capital Stock (other than Disqualified Stock) (or options, warrants or other rights to acquire such Capital Stock);

(4) the making of any principal payment on, or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent issuance of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

(5) the retirement of Units upon the conversion of such Units to Capital Stock of Holdings;

(6) payment distribution to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Section 5.01 or, with respect to Holdings, Section 5.02;

(7) the payment of cash (i) in lieu of the issuance of fractional shares of Equity Interests upon conversion, redemption or exchange of securities convertible into or exchangeable for Equity Interests of the Company and (ii) in lieu of the issuance of whole shares of Equity Interests upon conversion, redemption or exchange of securities convertible into or exchangeable for Equity Interests of the Company in an aggregate amount not to exceed $1 million;

(8) the acquisition or re-acquisition, whether by forfeiture or in connection with satisfying applicable payroll or withholding tax obligations, of Capital Stock of the Company or Holdings in connection with the administration of their equity compensation programs in the ordinary course of business;

(9)(i) the redemption, repurchase or other acquisition or retirement of any Capital Stock of the Company, or any Restricted Subsidiary from any director, officer or employee of the Company, Holdings or any Restricted Subsidiary, or from such person’s estate, (a) pursuant to any agreement with such director, officer or employee or (b) upon the death or termination of directorship or employment of such person, in an aggregate amount under this clause (9)(i) not to exceed $5.0 million in any twelve-month period; or (ii) payments of cash upon redemption of Units; provided that (a) upon receipt of a Unit redemption notice, Holdings would otherwise be permitted not to use its shelf registration statement but for the expiration of the 90 day aggregate black out period under the terms of Section 8.7(b)(ii) of the Partnership Agreement, or the redemption shelf is otherwise unavailable to Holdings to issue redemption shares thereunder due to laws and regulations, (b) such payment is not made in respect of any Units beneficially owned by any of Lammot J. du Pont, Hoessein Fateh or any member of the Board of Directors of the Company and (c) the aggregate amount of cash paid upon redemption of Units pursuant to this clause (9)(ii) does not exceed $10.0 million;

(10) declaration or payment of any cash dividend or other cash distribution in respect of Capital Stock of the Company or any of its Restricted Subsidiaries constituting Preferred Stock, so long as the Interest Coverage Ratio contemplated by paragraph (3) of Section 4.06 shall be greater than or equal to 2 to 1;

(11) Investments in any Person or Persons in an aggregate amount not to exceed $25.0 million;

(12) Restricted Payments in an aggregate amount not to exceed $35.0 million;

(13) the repayment, defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness or Disqualified Stock of the Company (a) in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to any Subsidiary) of, the Disqualified Stock of the Company, or (b) pursuant to a required change of control offer or asset sale offer arising from a Change of Control or Asset Sale, as the case may be, provided that such repayment, repurchase, redemption, acquisition or retirement occurs after all Notes tendered by Holders in connection with a related Offer to Purchase have been repurchased, redeemed or acquired for value;

(14) Permitted Tax Payments; or

(15) the declaration and payment of a dividend or the distribution by the Company of up to $9 million insofar as required to maintain Holdings’ status as a real estate investment trust under the Code for calendar year 2009, provided that, in the case of clauses (9), (10), (11) and (12), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein. Each Restricted Payment permitted pursuant to this paragraph (other than the Restricted Payment referred to in clause (2), (3), (4) , (5), (6), (8), (11), (12), (13) and (15) of this paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4), shall be included in calculating whether the conditions of clause (4)(C) of Section 4.09(a) have been met with respect to any subsequent Restricted Payments.

Section 4.10. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in paragraph (b), the Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any of its Restricted Subsidiaries,

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

(3) make loans or advances to the Company or any other Restricted Subsidiary, or

(4) transfer its property or assets to the Company or any other Restricted Subsidiary.

(b) The foregoing provisions shall not restrict any encumbrances or restrictions:

(1) existing on the Issue Date in the Indenture and any other agreement in effect on the Issue Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect, taken as a whole, to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2) imposed under any applicable documents or instruments pertaining to any current or future Secured Indebtedness permitted or not prohibited under the Indenture (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets);

(3) existing under or by reason of applicable law, the Indenture, the Notes and the Guarantees;

(4) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

(5) in the case of Section 4.10(a)(4):

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture,

(C) existing under or by reason of purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property, or

(D) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries taken as a whole;

(6) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary (including a restriction on distributions by that Restricted Subsidiary pending its sale or other disposition);

(7) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(A) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company), and

(B) the Company determines that any such encumbrance or restriction will not materially affect such Persons’ ability to make principal or interest payments on the Notes;

(8) existing under or by reason of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or

(9) in connection with and pursuant to permitted extensions, refinancings thereof, or as renewals or replacements of restrictions imposed pursuant to clause (4) of this paragraph; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect, taken as a whole, to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced.

Nothing contained in this Section 4.10 shall prevent the Company or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Company or its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

Section 4.11. Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(1) to the Company or a Wholly Owned Restricted Subsidiary;

(2) issuances of director’s qualifying shares; or

(3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.09 if made on the date of such issuance or sale.

Section 4.12. Limitation on Guarantees by Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries (including a newly created or acquired one), directly or indirectly, to Guarantee any Indebtedness of the Company or any Restricted Subsidiary (“Guaranteed Indebtedness”), unless:

(1) if such Restricted Subsidiary is not already a Subsidiary Guarantor, such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary within ten (10) Business Days; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness:

(a) ranks equally in right of payment with the Notes or Subsidiary Guarantee, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Subsidiary Guarantee; or

(b) is subordinate in right of payment to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the Notes or Subsidiary Guarantee.

Section 4.13. Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including, without limitations, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or the Restricted Subsidiaries, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefore, in a comparable arm’s-length transaction with a Person that is not such an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1) transactions (A) approved by a majority of the independent members of the Board of Directors or (B) for which the Company or any Restricted Subsidiary delivers to the Trustee a written opinion of (i) in the case of a real estate transaction, an independent qualified real estate appraisal firm, or (ii) otherwise, a nationally recognized investment banking firm, stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

(2) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

(3) any payments or other transactions pursuant to any tax-sharing agreement between the Company and Holdings or other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

(4) any Restricted Payments not prohibited by Section 4.09;

(5) transactions pursuant to agreements or arrangements in effect on the Issue Date or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Company and the Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(6) director’s fees and any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers, directors and employees of the Company or its Restricted Subsidiaries that are Affiliates of the Company or its Restricted Subsidiaries and the payment of compensation to such officers, directors and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), or loans and advances to any officer, director or employee, so long as such agreement has been approved by the Board of Directors;

(7) commission, payroll, travel and similar advances or loans (including payment or cancellation thereof) to officers and employees of the Company or any of its Restricted Subsidiaries;

(8) sales of Capital Stock (other than Disqualified Stock) of the Company to Affiliates;

(9) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; or

(10) any transaction with a joint venture, partnership, limited liability company or other entity that would constitute an Affiliate transaction solely because the Company or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.13 and not covered by (2) through (10) of the immediately foregoing paragraph,

(a) the aggregate amount of which exceeds $5 million in value must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above, and

(b) the aggregate amount of which exceeds $10 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

Section 4.14. Limitation on Asset Sales. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of, and

(2) at least 75% of the consideration received consists of cash or Temporary Cash Investments; provided that, with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of Indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first priority Lien on the real estate property or properties sold; and provided, further that, for purposes of this clause (2) the amount of the following will be deemed to be cash:

(a) any liabilities, as shown on the Company’s or such Restricted Subsidiaries’ most recent balance sheet, of the Company or any such Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets but, except in the case of an Asset Sale to a Restricted Subsidiary, only to the extent of the reduction in the amount of such liabilities on the Company’s consolidated balance sheet; and

(b) any securities or other obligations received by the Company, any Subsidiary Guarantor or any such Restricted Subsidiary from such transferee that are immediately converted by the Company, the Subsidiary Guarantor or such Restricted Subsidiary into cash (or as to which the Company, any Subsidiary Guarantor or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within ninety (90) days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period).

In the event that the Net Cash Proceeds received by the Company or such Restricted Subsidiary from one or more Asset Sales occurring on or after the Issue Date in any period of twelve consecutive months (the “Asset Period”) exceeds 1% of Total Assets (determined as of the date closest to the commencement of the Asset Period for which a consolidated balance sheet of the Company and its Restricted Subsidiaries is available), then within twelve (12) months after the date Net Cash Proceeds exceed 1% of Total Assets as described above, the Company shall or shall cause the excess amount to be applied to:

(A) permanently reduce Secured Indebtedness of the Company or any Restricted Subsidiary or Indebtedness of any other Restricted Subsidiary that is not a Guarantor, in each case owing to a Person other than Holdings, the Company or any of its Restricted Subsidiaries, or

(B) make a capital expenditure or invest in property or assets (other than current assets) of a nature or type or that are used in a business (or in a Restricted Subsidiary, or a Person that becomes a Restricted Subsidiary upon such an Investment, having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company or any of its Restricted Subsidiaries existing on the date of such capital expenditure or investment (or enter into a definitive agreement committing to make such capital expenditure or so invest within 12 months after the date of such agreement).

Pending the application of any such Net Cash Proceeds as described above, the Company may invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds”. If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this Section 4.14 totals at least $15 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders of the Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, on a pro rata basis, an aggregate principal amount of Notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes and such other Indebtedness plus, in each case, accrued interest and Additional Interest (if any) to the Payment Date.

If the aggregate principal amount of the Notes and the other Indebtedness that is pari passu with the Notes tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, then the Notes and the other Indebtedness that is pari passu with the Notes will be purchased on a pro rata basis based on the principal amount of the Notes and the other Indebtedness that is pari passu with the Notes tendered. Upon completion of each Offer to Purchase, any remaining Excess Proceeds subject to such Offer to Purchase will no longer be deemed to be Excess Proceeds.

Section 4.15. Repurchase of Notes Upon a Change of Control. (a) The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes, plus accrued interest and Additional Interest (if any) to the Payment Date.

(b) The Company will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchaser. Notwithstanding anything to the contrary in the Indenture, an Offer to Purchaser may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Offer to Purchase.

(c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of

Control provisions of the Indenture, the Company will comply with the applicable securities laws or regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

Section 4.16. SEC Reports and Reports to Holders. (a) Whether or not the Company or Holdings is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and Holdings must provide the Trustee and Holders within fifteen (15) Business Days after filing, or in the event no such filing is required, within fifteen (15) Business Days after the end of the time periods specified in those sections with:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company or Holdings were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial statements only, a report thereon by the Company’s and Holding’s certified independent accountants, and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company and Holdings were required to file such reports,

provided that, the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system or any successor system or on the Company’s or Holding’s website within the applicable time period.

(b) In addition, whether or not required by the SEC, Holdings will, and, after the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement, in either case with respect to the Original Notes, the Company will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. In addition, the Company and Holdings will make the information and reports available to securities analysts and prospective investors upon request. If the Company had any Unrestricted Subsidiaries during the relevant period, the Company will also provide to the Trustee and the Holders information sufficient to ascertain the financial condition and results of operations of the Company and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries.

(c) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company and Holdings will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.

(e) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.17. Reports to Trustee. (a) The Company and Holdings will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company and Holdings stating that such officers have conducted or supervised a review of the activities of the Company, Holdings and the Restricted Subsidiaries and their performance under the Indenture and that, based upon such review, the Company and Holdings have fulfilled all obligations hereunder or, if there has been a Default in fulfillment of any such obligation, specifying each such Default and its nature and status.

(b) The Company and Holdings will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company or Holdings becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company and Holdings proposes to take with respect thereto.

(c) The Company and Holdings will notify the Trustee if and when any Notes are listed on any national securities exchange and of any delisting.

Section 4.18. Suspension of Covenants. (a) For so long as (i) the Notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies”, by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), and conditioned upon the Company promptly providing the Trustee an Officers’ Certificate and an Opinion of Counsel as to the existence of a Covenant Suspension Event which identifies the date of such Covenant Suspension Event, the Company and its Restricted Subsidiaries will not be subject to (x) Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.14 and clause (3) of Section 5.01 and (y) in clause (3) of Section 4.06 the reference to “2.0” shall be to “1.5” (the “Suspended Covenants”).

(b) Additionally, during such time as the above referenced covenants are suspended, the Company will not be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if the covenants had been in effect for such period.

(c) If at any time the Notes’ credit rating is downgraded from an Investment Grade rating or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade rating and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date, if any, is referred to as the “Suspension Period.”

(d) The Company shall promptly provide the Trustee an Officers’ Certificate and an Opinion of Counsel as to the existence of a Reinstatement Date which identifies the date of such Reinstatement Date; provided, however, that in no case shall such Reinstatement Date be conditioned upon the receipt of such Officers’ Certificate or Opinion of Counsel.

(e) Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.09 will be made as though the covenants described under Section 4.09 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under clause (4)(C) of Section 4.09(a), to the extent set forth in such covenant.

Section 4.19. Sale of Restricted Securities. Holdings and the Issuer will not, and will not permit any current or future Subsidiaries, and will use reasonable best efforts not to permit, any other affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by Holdings, the Issuer or any current or future Subsidiaries or any other “affiliates” (as defined in Rule 144 under the Securities Act), except pursuant to an effective registration statement under the Securities Act.

ARTICLE 5

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 5.01. Consolidation, Merger and Sale of Assets by the Company. The Company will not merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless:

(1) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on the Notes and under the Indenture;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, (x) could Incur at least $1.00 of Indebtedness under paragraphs (1), (2) and (3) of Section 4.06 or (y) has a Leverage Ratio that is at least 0.25 better than immediately before giving effect to the transaction and any related Incurrence of Indebtedness; provided that this clause (3) shall not apply to a consolidation or merger of one or more Wholly Owned Restricted Subsidiaries with or into the Company; provided, further that, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving Person or the Company) shall be issued or distributed to the holders of Capital Stock of the Company; and

(4) the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3), if applicable) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided that clause (3) above does not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of the Company; and provided, further, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Upon any consolidation or merger or any transfer of all or substantially all of the Company’s assets, in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, be substituted for, and may exercise every one of the Company’s rights and powers under the Indenture with the same effect as if such successor Person had been named therein as the Company and, except in the case of the lease or a sale or other transfer of less than all assets, the Company shall be released from the obligations under the Notes.

Section 5.02. Consolidation, Merger and Sale of Assets by a Guarantor. No Guarantor may merge with or into any Person, or sell, convey, transfer or dispose of all or substantially all of the Guarantor’s assets, in one transaction or a series of related transactions, to any Person (other than the Company or another Guarantor), unless:

(A) the other Person becomes a Guarantor concurrently with the transaction; or

(B)(1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Guarantor under its Note Guarantee and any Registration Rights Agreement; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C) except in the case of Holdings, the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted or not prohibited by the Indenture.

Notwithstanding the foregoing, the Guarantee of the Notes by a Guarantor shall be automatically released as set forth Section 10.03 and Section 10.09.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default. An “Event of Default” occurs if

(1) there occurs a default in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise;

(2) there occurs a default in the payment of interest (including any Additional Interest) on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(3) there occurs a default in the performance or breach of the provisions of Section 5.01 or the failure by the Company to make or consummate an Offer to Purchase in accordance with Section 4.14 or Section 4.15;

(4) the Company or Holdings defaults in the performance of or breaches any other covenant or agreement of the Company or Holdings in the Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(5) there occurs with respect to any issue or issues of Indebtedness of the Company or Holdings or any Significant Subsidiary having an outstanding principal amount of $25 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created:

(i)	an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and/or

(ii)	the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6) any final judgment or order (not covered by insurance) for the payment of money in excess of $25 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):

(i)	shall be rendered against the Company or Holdings or any Significant Subsidiary and shall not be paid or discharged; and

(ii)	there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7) a court having jurisdiction in the premises enters a decree or order for:

(i)	relief in respect of the Company or Holdings or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

(ii)	appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or Holdings or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or Holdings or any Significant Subsidiary; or

(iii)	the winding up or liquidation of the affairs of the Company or Holdings or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(8) the Company or Holdings or any Significant Subsidiary

(i)	commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law;

(ii)	consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or Holdings or any Significant

Subsidiary or for all or substantially all of the property and assets of the Company or Holdings or any Significant Subsidiary; or

(iii)	effects any general assignment for the benefit of its creditors (an event of default specified in clause (7) or (8) a “bankruptcy default”); or

(9) any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or any Guarantor notifies the Trustee in writing that it denies or disaffirms its obligations under its Note Guarantee.

Section 6.02. Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Company or Holdings, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company and Holdings (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and accrued interest will become immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the Event of Default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company, Holdings or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If a bankruptcy default occurs with respect to the Company or Holdings, the principal of and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company, Holdings and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if:

(1) all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

(1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the Holders of at least a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under the Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE TRUSTEE

Section 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article 7.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(6) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(7) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(8) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(9) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

(10) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(11) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes, (iii) is not responsible for any statement in the Notes other than its certificate of authentication and (iv) shall not have any responsibility to monitor or ascertain validity or compliance of any transfers, exchanges or other transactions contemplated by the Indenture with any provisions of any state or federal securities laws including exemptions therefrom.

Section 7.05. Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the

Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2010, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.07. Compensation And Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee and its officers, directors, agents and employees for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes. This indemnity shall survive the resignation or removal of the Trustee and the termination of the Indenture.

(c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

Section 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Company.

(2) The Holders of at least a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section

310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) If the Trustee has been removed by the Holders, Holders of at least a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

Section 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01. Discharge of Company’s Obligations. (a) Subject to paragraph (b), the Company’s obligations under the Notes and the Indenture, and each Guarantor’s obligations under its Note Guarantee, will terminate if:

(1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(2) (A) the Notes mature within sixty days, or all of them are to be called for redemption within sixty days under arrangements satisfactory to the Trustee for giving the notice of redemption,

(B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

(C) no Default has occurred and is continuing on the date of the deposit,

(D) the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and

(E) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.

(b) After satisfying the conditions in clause (1), only the Company’s obligations under Section 7.07 will survive. After satisfying the conditions in clause (2), only the Company’s obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture (and each Guarantor’s obligations under its Note Guarantee) other than the surviving obligations.

Section 8.02. Legal Defeasance. After the 123rd day following the deposit referred to in clause (1), the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and the Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor’s obligations under its Note Guarantee will terminate, provided the following conditions have been satisfied:

(1) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes.

(2) Immediately after giving effect to the deposit referred to in clause (i) above on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or occur at any time during the 123-day period following the deposit.

(3) The deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound.

(4) The Company has delivered to the Trustee

(A) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option pursuant to this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required, and

(B) an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (ii) the Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions), and (iii) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

(5) If at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Notes to be delisted.

(6) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 123-day period, none of the Company’s obligations under the Indenture (nor any of the Guarantor’s obligations under each of its Note Guarantee) the will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture (and each Guarantor’s obligations under its Note Guarantee) except for the surviving obligations specified above.

Section 8.03. Covenant Defeasance. After the 123rd day following the deposit referred to in clause (1), the Company’s obligations set forth in Sections Section 4.06 through Section 4.16, inclusive, Section 4.18 and clauses (3) and (4) of Section 5.01 will terminate and clause (3) under Section 6.01 with respect to clauses (3) and (4) of Section 5.01, clause (4) under Section 6.01 with respect to Section 4.06 through Section 4.16, inclusive, and Section 4.18 and clauses (5) and (6) under Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

(1) The Company has complied with clauses (1), (2), (3), 4(B), (5) and (6) of Section 8.02; and

(2) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Company’s obligations under the Indenture will be discharged.

Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the

Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantor’s obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company or a Guarantor makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Amendments Without Consent of Holders. The Company, Holdings and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder

(1) to cure any ambiguity, defect, omission or inconsistency in the Indenture or the Notes;

(2) to comply with Article 5;

(3) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(5) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(6) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

(7) to provide for the issuance of Additional Notes in accordance with the terms of the Indenture;

(8) to conform any provision of the Indenture to the “Description of the Notes” section contained in the Preliminary Offering Memorandum of the Company relating to the Notes dated December 3, 2009 as superseded, to the extent inconsistent, by the Summary of Final Terms dated December 11, 2009; or

(9) to make any other change that does not materially and adversely affect the rights of any Holder.

Section 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or Section 9.02(b), the Company, Holdings and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes, and the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2) reduce the principal amount or interest on, any Note;

(3) change the place of payment of principal or interest on, any Note;

(4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

(5) reduce the above-stated percentages of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture;

(6) waive a default in the payment of principal of or interest on the Notes;

(7) voluntarily release a Guarantor of the Notes other than in accordance with the Indenture;

(8) after the time an Offer to Purchase is required to have been made under Section 4.14 or Section 4.15 reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder; or

(9) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

(c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) An amendment, supplement or waiver under this Section 9.02 will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04. Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

Section 9.05. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06. Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10

GUARANTEES

Section 10.01. The Guarantees. Subject to the provisions of this Article 10, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

Section 10.02. Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;

(2) any modification or amendment of or supplement to the Indenture or any Note;

(3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;

(4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5) any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or

(6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article 10, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07. Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article 10, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08. Execution and Delivery of Guarantee. The execution by each Guarantor of the Indenture (or a supplemental indenture substantially in the form of Exhibit B) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in the Indenture on behalf of each Guarantor.

Section 10.09. Release of Guarantee. (a) The Note Guarantee of a Guarantor other than Holdings will automatically terminate upon:

(1) a sale or other disposition (including by way of consolidation or merger) of the Guarantor, or the Capital Stock of the Guarantor such that the Guarantor is no longer a Subsidiary, or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted or not prohibited by the Indenture,

(2) the release of the Guarantees of all other Indebtedness by such Guarantor, unless at the time of such release a Default or Event of Default shall have occurred and be continuing under the Indenture;

(3) the designation in accordance with the Indenture of the Guarantor as an Unrestricted Subsidiary, or

(4) defeasance or discharge of the Notes, as provided in Section 8.01, Section 8.02 or Section 8.03.

(b) In addition, if on any date following the Issue Date, the Notes are rated Investment Grade by both Rating Agencies, and in connection therewith each Rating Agency received written information from the Company stating that the release of all of the Guarantees (other than that by Holdings) will occur upon an Investment Grade rating, and no Default or Event of Default shall have occurred and be continuing under the Indenture on the date of such release, then, beginning on that date, the Guarantors (other than Holdings) will be automatically released from their obligations under the Guarantees; provided, however, that as soon as possible following a Reinstatement Date, each of the Company’s Restricted Subsidiaries who would have been required to Guarantee the Notes but for the foregoing, shall execute and deliver a supplemental indenture to the Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary.

(c) Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 11.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections

312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by the Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 11.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing and mailed, sent by facsimile or delivered by hand within the time prescribed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

DuPont Fabros Technology, L.P.
1212 New York Avenue, NW, Suite 900 Washington D.C. 20005
Attention: General Counsel,

if to the Trustee:

U.S. Bank National Association
60 Livingston Avenue EP-MN-WS3C St. Paul, MN 55107-2292
Attention: Corporate Trust Services – Re: DuPont Fabros Technology, L.P.
Fax (651) 495-8097

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.07. Governing Law. The Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 11.09. Successors. All agreements of the Company or any Guarantor in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

Section 11.10. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

Section 11.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No recourse for the payment of the principal of or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or Holdings in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling person of the Company, Holdings or the Subsidiary Guarantors or of any successor Person thereof in their capacity as such. The waiver and release are part of the consideration for issuance of the Notes.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership, as Issuer

By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its sole General Partner

	By:	/s/ Hossein Fateh
	Name:	Hossein Fateh
	Title:	President & Chief Executive Officer

DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation, as Guarantor

By:	/s/ Hossein Fateh
Name:	Hossein Fateh
Title:	President & Chief Executive Officer

THE FOLLOWING PARTIES AS SUBSIDIARY GUARANTORS: SAFARI VENTURES LLC, a Delaware limited liability company

By:	Dupont Fabros Technology, Inc.,
A Maryland Corporation,
its Managing Member

	By:	/s/ Hossein Fateh
	Name:	Hossein Fateh
	Title:	President & Chief Executive Officer

GRIZZLY EQUITY LLC, a Delaware limited liability company,

By:	DuPont Fabros Technology, L.P.,
A Maryland limited partnership,
its Managing Member

	By:	Dupont Fabros Technology, Inc.,
A Maryland corporation,
Its General Partner

		By:	/s/ Hossein Fateh
		Name:	Hossein Fateh
		Title:	President & Chief Executive Officer

GRIZZLY VENTURES LLC, a Delaware limited liability company,

By:	Grizzly Equity, LLC,
A Delaware limited liability company,
its Managing Member

	By:	Dupont Fabros Technology, L.P.,
A Maryland limited partnership,
its Managing Member

		By:	Dupont Fabros Technology, Inc.,
A Maryland corporation,
Its General Partner

			By:	/s/ Hossein Fateh
			Name:	Hossein Fateh
			Title:	President & Chief Executive Officer

LEMUR PROPERTIES LLC, a Delaware limited liability company

By:	Safari Ventures LLC,
a Delaware limited liability company
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its Managing Member

		By:	/s/ Hossein Fateh
		Name:	Hossein Fateh
		Title:	President & Chief Executive Officer

PORPOISE VENTURES LLC, a Delaware limited liability company

By:	Safari Ventures LLC,
a Delaware limited liability company
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its Managing Member

		By:	/s/ Hossein Fateh
		Name:	Hossein Fateh
		Title:	President & Chief Executive Officer

QUILL EQUITY LLC, a Delaware limited liability company

By:	Safari Ventures LLC,
a Delaware limited liability company
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its Managing Member

		By:	/s/ Hossein Fateh
		Name:	Hossein Fateh
		Title:	President & Chief Executive Officer

RHINO EQUITY LLC, a Delaware limited liability company

By:	Safari Ventures LLC,
a Delaware limited liability company
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its Managing Member

		By:	/s/ Hossein Fateh
		Name:	Hossein Fateh
		Title:	President & Chief Executive Officer

TARANTULA INTERESTS LLC, a Delaware limited liability company

By:	Safari Ventures LLC,
a Delaware limited liability company
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its Managing Member

		By:	/s/ Hossein Fateh
		Name:	Hossein Fateh
		Title:	President & Chief Executive Officer

TARANTULA VENTURES LLC, a Delaware limited liability company

By:	Tarantula Interests LLC,
a Delaware limited liability company
its Managing Member

	By:	Safari Ventures LLC,
a Delaware limited liability company
its Managing Member

		By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its Managing Member

			By:	/s/ Hossein Fateh
			Name:	Hossein Fateh
			Title:	President & Chief Executive Officer

WHALE HOLDINGS LLC, a Delaware limited liability company,

By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Hossein Fateh
		Name:	Hossein Fateh
		Title:	President & Chief Executive Officer

WHALE INTERESTS LLC, a Delaware limited liability company,

By:	Whale Holdings LLC,
a Delaware limited liability company,
its Managing Member

	By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

		By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

			By:	/s/ Hossein Fateh
			Name:	Hossein Fateh
			Title:	President & Chief Executive Officer

WHALE VENTURES LLC, a Delaware limited liability company

By:	Whale Interests LLC,
a Delaware limited liability company,
its Managing Member

	By:	Whale Holdings LLC,
a Delaware limited liability company,
its Managing Member

		By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

			By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

				By:	/s/ Hossein Fateh
				Name:	Hossein Fateh
				Title:	President & Chief Executive Officer

YAK MANAGEMENT LLC, a Delaware limited liability company,

By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Hossein Fateh
		Name:	Hossein Fateh
		Title:	President & Chief Executive Officer

YAK INTERESTS LLC, a Delaware limited liability company,

By:	Yak Management LLC,
a Delaware limited liability company,
its Managing Member

	By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Hossein Fateh
		Name:	Hossein Fateh
		Title:	President & Chief Executive Officer

XERES MANAGEMENT LLC, a Delaware limited liability company,

By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Hossein Fateh
		Name:	Hossein Fateh
		Title:	President & Chief Executive Officer

XERES INTERESTS LLC, a Delaware limited liability company,

By:	Xeres Management LLC,
a Delaware limited liability company,
its Managing Member

	By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

		By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

			By:	/s/ Hossein Fateh
			Name:	Hossein Fateh
			Title:	President & Chief Executive Officer

FOX PROPERTIES LLC, a Delaware limited liability company

By:	Safari Ventures LLC,
a Delaware limited liability company
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
its Managing Member

		By:	/s/ Hossein Fateh
		Name:	Hossein Fateh
		Title:	President & Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

EXHIBIT A

[FACE OF NOTE]

DUPONT FABROS TECHNOLOGY, L.P.

8 1/2% Senior Note Due 2017

No.	CUSIP $

DuPont Fabros Technology, L.P., a Maryland limited partnership (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                     , or its registered assigns, the principal sum of              DOLLARS ($            ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto]1. The Company will repay a principal amount of Notes equal to $125,000,000 of the Original Notes and, if Additional Notes are ever issued,  125/550% of the original principal amount thereof, on each of December 15, 2015 and December 15, 2016, with the remaining principal amount to be paid on December 15, 2017.

Initial Interest Rate: 8 1/2% per annum.

Interest Payment Dates: June 15 and December 15, commencing June 15, 2010.

Regular Record Dates: June 1 and December 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Global Notes.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:

DUPONT FABROS TECHNOLOGY, L.P.

By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its sole General Partner

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 8 1 /2% Senior Notes Due 2017 described in the Indenture referred to in this Note.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

DUPONT FABROS TECHNOLOGY, L.P.

8 1/2% Senior Note Due 2017

1.	Principal and Interest.

The Company promises to repay a principal amount of Notes equal to $125,000,000 of the Original Notes and, if Additional Notes are ever issued,  125/550% of the original principal amount thereof, on each of December 15, 2015 and December 15, 2016, with the remaining principal amount to be paid on December 15, 2017.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 8 1/2% per annum [(subject to adjustment as provided below)].1

Interest will be payable semiannually (to the Holders of record of the Notes at the close of business on the June 1 or December 1 immediately preceding the interest payment date) on each interest payment date, commencing June 15, 2010.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated [            ], between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). The Company will pay Additional Interest as and when provided for in the Registration Rights Agreement]2

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note]3 (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].4 Interest will be computed in the basis of a 360-day year of twelve 30-day months.

[1]	Include only for Initial Note or Initial Additional Note.
[2]	Include only for Initial Note or Initial Additional Note.
[3]	Include only for Exchange Note.
[4]	For Additional Notes, should be the date of their original issue.

The Company will pay interest on overdue principal, premium, if any, and interest at a rate per annum of 8 1/2%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	Indentures; Note Guarantee.

This is one of the Notes issued under an Indenture dated as of December 16, 2009 (as amended from time to time, the “Indenture”), among the Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company. The original principal amount of the Notes is $550,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed as set forth in the Indenture.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund applicable to this Note, except with respect to any mandatory redemption.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 in principal amount and any higher integral multiple of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy default with respect to the Company or Holdings occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of at least a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company, Holdings and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect, omission or inconsistency.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to the date which is one year after December 16, 2009 and the last date, if any, that this Note (or any predecessor Note) was owned by the Company or an affiliate, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐    (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification substantially in the form of Exhibit F to the Indenture is being furnished herewith.

☐    (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification substantially in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐    (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:5

By
To be executed by an executive officer

[5]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the box: 9

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount (in original principal amount) below:

$            .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:6

[6]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES1

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

[1]	For Global Notes

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of             ,

among

DuPont Fabros Technology, L.P.,

as Issuer

the Guarantor[s] Party Hereto

and

DuPont Fabros Technology, Inc.,

as Trustee

8 1/ 2%

Senior Notes due 2017

B-1

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                 ,         , among DuPont Fabros Technology, L.P., a Maryland limited partnership (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of December 16, 2009 (the “Indenture”), relating to the Company’s 8 1/2% Senior Notes due 2017 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture not to permit any of its Restricted Subsidiaries (including a newly created or acquired one), directly or indirectly, to Guarantee any Indebtedness of the Company or any Restricted Subsidiary, unless such Restricted Subsidiary provided a Guarantee of the Notes (subject to limited exceptions).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

B-1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership, as Issuer

By:	DuPont Fabros Technology, Inc., a Maryland corporation, its sole General Partner

By:
Name:
Title:

[GUARANTOR[S]]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

B-2

EXHIBIT C

RESTRICTED LEGEND FOR U.S. GLOBAL NOTES OR ACCREDITED

INVESTOR NOTES

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN

OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

RESTRICTED LEGEND FOR REGULATION S NOTES

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY

PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE

SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

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EXHIBIT E

Regulation S Certificate

            ,

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107-2292

Attention: Corporate Trust Administration

Re:	DuPont Fabros Technology, L.P. 8 1/2% Senior Notes due 2017 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of December 16, 2009 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐	A.	This Certificate relates to our proposed transfer of $ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b)

the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐	B.	This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT F

Rule 144A Certificate

            ,

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107-2292

Attention: Corporate Trust Administration

Re:	DuPont Fabros Technology, L.P. 8 1/2% Senior Notes due 2017 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of December 16, 2009 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐	B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of             , 200    , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we

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have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

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EXHIBIT G

Accredited Investor Certificate

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107-2292

Attention: Corporate Trust Administration

Re:	DuPont Fabros Technology, L.P. 8 1/2% Senior Notes due 2017 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of December 16, 2009 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐	B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.	We are an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000 to an Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107-2292
Attention: Corporate Trust Administration OR

[Name of DTC Participant]]

Re:	DuPont Fabros Technology, L.P. 8 1/2% Senior Notes due 2017 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of December 16, 2009 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $             principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐	A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐	B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:	U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107-2292 Attention: Corporate Trust Administration

Re:	DuPont Fabros Technology, L.P. 8 1/2% Senior Notes due 2017 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of December 16, 2009 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $             principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

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